SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 1997

                          MIRAVANT MEDICAL TECHNOLOGIES
             (Exact name of registrant as specified in its charter)

     Delaware                    0-25544           77-0222872
(State or other jurisdiction   (Commission      (I.R.S. Employer
of incorporation)             File Number)   Identification No.)

7408 Hollister Avenue
Santa Barbara, California                                93117
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 805/685-9880

                              PDT, INC.
(Former name or former address, if changed since last report)




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ITEM 5.           OTHER EVENTS.

     Miravant Medical Technologies, a Delaware corporation (the "Registrant"), completed a private equity offering on October 3, 1997 totalling $25 million, with one investor. The transaction included the issuance of 500,000 shares of the Registrant's common stock at $50 per share which are subject to restrictions for a period of one year. The investor also received warrants to purchase additional shares at higher prices which are also subject to resale restrictions for a period of one year.

     This offerint was in addition to the recent $45 million private equity offering on similiar terms concluded September 26, 1996.

     The proceeds from the transaction will be used for ongoing research, development and commercialization efforts of the Company, as well as general corporate purposes.



ITEM 7.           EXHIBITS

None






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       MIRAVANT MEDICAL TECHNOLOGIES,
                                       a Delaware corporation
                                       (Registrant)


                                       By: /s/ John M. Philpott
                                       ------------------------
                                       Chief Financial Officer



Date: October 17, 1997

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